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American Business Financial Services Inc.

{LOGO]

1-800-776-4001

Dear Investor:

The attached Prospectus, dated May XX, 1997, describes our new $125,000,000 offering of American Business Financial Services, Inc. (ABFS) Investment Notes and introduces ABFS Money Market Notes.

Now, for the first time, ABFS investors will have the opportunity to select from our new Money Market Note which offers a variable rate with no fixed maturity or our more traditional fixed rate/fixed term Investment Note. ABFS is offering an annual yield for our new Money Market Notes of 6.34%. Our 10 year Investment Note earns annual yields as high as 11.34%. Other rates and terms are available; refer to the interest rate supplement located on the back page to see how much you will earn on investments of $1000 or more.

Investors have purchased over $74 million in American Business Financial Services Investment Notes. The time has come today to invest in American Business Financial Services. Whatever term you choose, your investment will grow to higher yields when interest is left to compound daily until maturity. Of course, our Investment Notes with maturities of 12 months and longer allow you to elect to receive your interest as income monthly, quarterly, semi-annually or annually.

You should carefully read the attached Prospectus before investing. To invest, complete and return the attached order form along with your check in the postage-paid envelope provided.

If you have any questions, or require additional information, please call 1-800-776-4001.

Sincerely,

American Business Financial Services, Inc.


/s/Anthony J. Santilli, Jr.


Anthony J. Santilli, Jr.

Chairman and Chief Executive Officer

WHAT'S INSIDE

  * Investor Order Forms

  * Reply Envelope

  * Questions &
    Answers

  * Prospectus

  * Rate Supplement

Financial experience you can count on.

BalaPointe Office Centre
111 Presidential Boulevard, Suite 215
Bala Cynwyd, PA  19004

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                        Frequently Asked Questions About
                           ABFS Investment Notes And
                            Money Market Notes . . .


[Q] What are American Business Financial Services, Inc. (ABFS) Investment Notes and Money Market Notes (NOTES)?

[A] ABFS Investment Notes and Money Market Notes ("Notes") are unsecured subordinated promissory notes issued by American Business Financial Services, Inc., a financial services holding company. ABFS Notes represent debt obligations of American Business Financial Services, Inc.

[Q] Are these notes insured or guaranteed?

[A] The Notes are not certificates of deposit or insured by the FDIC or any other governmental or private entity. ABFS relies on revenues from loan sales, working capital, additional debt financing and securitization transactions to repay principal and interest on ABFS Notes.

[Q] Why should I consider including ABFS Notes in my investment portfolio?

[A] ABFS Notes pay highly competitive rates when compared to other investments of similar risks and maturities. The Notes also offer flexibility to choose from a selection of terms and interest payment options. With Investment Notes you have the opportunity to earn high fixed rates and eliminate the risk of market fluctuations which may affect your principal or interest rate. Our Money Market Notes provide a higher degree of liquidity in a variable rate investment.

    ABFS Notes are subject to the risks associated with any uninsured subordinated investment.

[Q] What are the investment requirements?

[A] ABFS Notes are offered at a minimum of $1,000. However, you can invest
    $3,000, $5,000, $10,000, or any amount you wish. You may select terms from 3 months to 10 years. Our Money Market Notes have no stated maturity. You have the flexibility to choose the amount and the term that best meets your investment needs.

    The enclosed prospectus and rate supplement describe our Investment Notes, Money Market Notes and Company in considerable detail. Please read the material in order to make any informed decisions.

                        Frequently Asked Questions About
                           ABFS Investment Notes And
                            Money Market Notes . . .

[Q] Can I invest in ABFS Investment Notes through my IRA or Keogh?

[A] You can invest in ABFS Investment Notes through IRAs, Keoghs and other qualified plans. You may use your current trustee or custodian if they permit. Money Market Notes are NOT eligible for IRAs or Keoghs. You may wish to consult a financial advisor and should review the risk factors before making such an investment.

[Q] Can my interest be used to supplement my income?

[A] Yes. You may select to have your interest sent to you monthly, quarterly, semi-annually or annually on Investment Notes with maturities of 12 months or longer...or you may want to take advantage of the power of compound interest and leave your interest until maturity.

[Q] May I redeem my ABFS Investment Note before maturity?

[A] Redemptions will be permitted prior to maturity only in the event of death or, in certain cases, total permanent disability of a registered owner. Money Market Notes may be redeemed at any time.

[Q] What fees or commissions will I pay?

[A] Absolutely none. There are no fees and no commissions. You pay nothing extra and nothing is deducted. This means every dollar of your investment is earning interest for you. An annual maintenance fee may be charged by the custodian for IRA/KEOGH/SEP ACCOUNTS.

[Q] How do I invest?

[A] It's easy. After reading the prospectus and rate supplement, simply complete and sign the appropriate Investor Order Form. Please be certain to indicate how long you wish to invest and how often you want to receive your interest. Finally, return the Investor Order Form along with your check, payable to American Business Financial Services, Inc., in the self addressed stamped envelope provided.


This brochure is neither an offer to sell nor a solicitation of an offer to buy securities. Such an offer can only be made by Prospectus accompanied by a Rate Supplement. Investments should be considered only after a careful review of all risk factors contained in the prospectus.
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                                                                  If you require

                                                                   assistance in

                                                                  completing the

                                                                     order form,

                                                                       just call

                                                                  1-800-776-4001



                     Investor Order Form - Investment Note
                        (Place in the pre-paid envelope)

INDICATE TERM & AMOUNT OF YOUR INVESTMENT

Enclosed is my check for the purchase of an American Business Financial Services., Inc. Investment Note(s) ($1,000 min. per note.)

Please invest my funds as follows:

[ ]  3 MOS. $_____  [ ] 18 MOS. $_____  [ ] 36 MOS. $_____  [ ] 84 MOS.  $_____

[ ]  6 MOS. $_____  [ ] 24 MOS. $_____  [ ] 48 MOS. $_____  [ ] 120 MOS. $_____

[ ] 12 MOS. $_____  [ ] 30 MOS. $_____  [ ] 60 MOS. $_____

The total amount of my purchase is $__________________________

Rates established at the date of purchase and set forth in the current prospectus rate supplement and fixed until maturity.

Please check one of the following interest payment options:

[ ] Compound interest daily and pay at maturity.
If no interest option is checked, interest will be compounded daily and paid at maturity.

[ ] Compound interest daily and pay interest by check (on maturities of 12 months or longer).

[ ] Monthly   [ ] Quarterly   [ ] Semi-Annually   [ ] Annually

REGISTRATION INFORMATION

Please complete (Print all information)

Registered Owner____________________________ Social Security/EIN________________

Telephone Number (include area code)(    )________________Date of Birth_________

Street Address__________________________________________________________________

City___________________________________________________State____ZIP_____________
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Second Joint Owner (if applicable)______________________________________________

Social Security Number__________________________________________________________

Beneficiary Name________________________________________________________________

Beneficiary Social Security Number______________________________________________

Custodian's Name (Only one allowed by Law)______________________________________

Minor's Name____________________________________________________________________

Minor's Social Security Number__________________________________________________

Under the Uniform Gifts to Minors Act
SIGNATURE VERIFICATION   Under penalties of perjury, I certify that:
1) The social security number shown on this form is correct.
2) I have received the prospectus and understand that AMERICAN BUSINESS FINANCIAL SERVICES, Inc. Investment Note(s) are not bank savings or deposit accounts and are not insured by U.S. Government or any instrumentality thereof.
3) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.
4) I am a bona fide resident of the state listed above.

Only cross out subpart (3) if you are subject to backup withholding.

Signature of Registered Owner  ________________________________Date_____________

Joint Signature (if applicable)_________________________________________________

PAYMENT INSTRUCTIONS
Make your checks payable to:  AMERICAN BUSINESS FINANCIAL SERVICES, INC.
                              BalaPointe Office Center
                              111 Presidential Boulevard, Suite 215
                              Bala Cynwyd, PA  19004

This application is neither an offer to sell nor an offer to buy securities. Such an offer can only be made by Prospectus accompanied by a Rate Supplement.

                    INVESTOR ORDER FORM - MONEY MARKET NOTE
                        (Place in the pre-paid envelope)

Enclosed is my check for the purchase of an American Business Financial Services, Inc. Money Market Note(s).

The total amount of my purchase is (minimum $1,000) $
                                                     --------------------------
Initial Rate is established at the date of purchase and is calculated as set forth in the current prospectus.

-------------------------------------------------------------------------------
REGISTRATION INFORMATION
Please complete (print all information)

Registered Owner                          Social Security/EIN
                --------------------------                   ------------------

Telephone Number (include area code)(   )               Date of Birth
                                         --------------              ----------

Street Address
              -----------------------------------------------------------------

City                                       State                ZIP
    ---------------------------------------     ----------------   ------------

Second Joint Owner (if applicable)
                                  ---------------------------------------------

Social Security Number
                      ---------------------------------------------------------

Beneficiary Name
                ---------------------------------------------------------------

Beneficiary Social Security Number
                                  ---------------------------------------------

Custodian's Name (Only one allowed by Law)
                                          -------------------------------------

Minor's Name
             ------------------------------------------------------------------

Minor's Social Security Number
                              -------------------------------------------------

Under the Uniform Gifts to Minors Act
SIGNATURE VERIFICATION   Under penalties of perjury, I certify that:
1) The social security number shown on this form is correct.
2) I have received the prospectus and understand that AMERICAN BUSINESS FINANCIAL SERVICES, Inc. Money Market Note(s) are not bank savings or deposit accounts and are not insured by U.S. Government or any instrumentality thereof.
3) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.
4) I am a bona fide resident of the state listed above.

Only cross out subpart (3) if you are subject to backup withholding.

Signature of Registered Owner                                 Date
                             ---------------------------------    -------------

Joint Signature (if applicable)
                               ------------------------------------------------

PAYMENT INSTRUCTIONS
Make your checks payable to:    AMERICAN BUSINESS FINANCIAL SERVICES, INC.
                                BalaPointe Office Center
                                111 Presidential Boulevard, Suite 215
                                Bala Cynwyd, PA  19004

This application is neither an offer to sell nor an offer to buy securities. Such an offer can only be made by Prospectus accompanied by a Rate Supplement.


If you require assistance in completing the order form, just call 1-800-776-4001